Exhibit 10.194

EXECUTION COPY

CONSENT AND AMENDMENT AGREEMENT IN RELATION TO
US$200,000,000 SBLC TERM LOAN FACILITY AGREEMENT

This consent and amendment agreement (“Consent Agreement”), dated December 19, 2012, is made among FOCUS MEDIA HOLDING LIMITED, a company incorporated under the laws of the Cayman Islands with its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, the Cayman Islands, as borrower (together with its successors and permitted assigns, the “Borrower”), DBS BANK LTD., HONG KONG BRANCH, as lender (the “Lender”), and GIOVANNA ACQUISITION LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number CT-272577 (the “Bidder”).

W I T N E S S E T H

WHEREAS, the Lender has extended certain credit facilities (the “New SBLC Loans”) to the Borrower pursuant to and in accordance with the terms and conditions of the US$200,000,000 SBLC Term Loan Facility Agreement, dated as of 21 November, 2012 (the “SBLC Facility Agreement”) by and between the Borrower and the Lender;

WHEREAS, the New SBLC Loans are supported by two standby letters of credit, each for an amount of RMB 756,000,000, issued by China Bohai Bank Co., Ltd. on November 22, 2012 and November 26, 2012, respectively, in favor of the Lender, and confirmed by The Export-Import Bank of China pursuant to the confirmation of the standby letters of credit issued on November 22, 2012 and November 27, 2012, respectively;

WHEREAS, concurrent herewith , the Borrower is entering into the Agreement and plan of merger, dated as of the date hereof (the “Merger Agreement”), by and among Giovanna Parent Limited, the Bidder and the Borrower, and the Bidder is entering into the Project Giovanna—Commitment Letter, dated as of the date hereof (the “Commitment Letter”), by and among the Bidder, the Lender (or its affiliate) and the other banks listed therein;

WHEREAS, the Commitment Letter has attached to it a form of the Facilities Agreement (the “Form Facilities Agreement”) to be entered into prior to Closing (as defined in the Merger Agreement) between the Bidder and the banks referenced therein;

WHEREAS, pursuant to the terms of Merger Agreement and the Form Facilities Agreement, the Borrower will engage in the following transactions (collectively, the “Transaction”) (i) merge with the Bidder, with the Borrower as the surviving entity, (ii) assume, incur, secure and/or guarantee indebtedness in connection with such merger and (iii) engage in other transactions contemplated in connection with the Merger Agreement, the Commitment Letter and the Form Facilities Agreement;

WHEREAS, the Borrower has requested pursuant to Clause 17.4 (Amendments in Writing) of the SBLC Facility Agreement for the Lender (i) to agree as of the Closing (as defined in Merger Agreement) (the “Closing”) that amendments to certain representations, warranties, covenants and events of default in the SBLC Facility Agreement shall enter into effect, and (ii) as of the date hereof, to consent to the Transaction and to waive any breaches of the SBLC Facility Agreement which arise as a result of the Borrower or any of its affiliates entering into the Transaction;

WHEREAS, the Lender is willing to agree that certain relevant terms of the SBLC Facility Agreement shall be amended to be consistent with the ultimate acquisition facilities agreement that is finally entered into on or prior to Closing (“Final Facilities Agreement”) based upon the Form Facilities Agreement and with such other changes as are agreed between the parties thereto pursuant to the terms of the Commitment Letter; and

WHEREAS, the Lender has been provided with a true copy of the Merger Agreement, the Commitment Letter and the Form Facilities Agreement prior to its execution of this Consent Agreement.

NOW THEREFORE, in consideration of the Bidder entering into the Merger Agreement and the representations and warranties of the parties contained herein, as well as in consideration of the foregoing premises and other consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby agree as follows:

1.                                      Definitions. All terms not otherwise defined herein and defined in the SBLC Facility Agreement shall have the same meanings herein as in the SBLC Facility Agreement unless the context expressly otherwise requires.

2.                                      Consent to the Transaction; Waiver. The Lender hereby consents to the Borrower entering into the Merger Agreement, the Commitment Letter, the Final Facilities Agreement and engaging in the Transaction and the Lender hereby waives (i) any breach of any representation, warranty, covenant, undertaking or other provision of any Finance Document, (ii) any Event of Default or Potential Event of Default under the Finance Documents and (iii) any right to require prepayment it may have under any Finance Document, in each case, arising as a result of the entry into, or the performance of, the Merger Agreement, the Commitment Letter, the Final Facilities Agreement and the Transaction. References in this Clause 2 to the Finance Documents means the Finance Documents prior to their amendment in accordance with this Consent Agreement.

3.                                      Execution of Intercreditor Agreement. No later than three (3) Business Days following the later of (i) the entry by the Borrower into this Consent Agreement and (ii) the signing by the parties thereto of the Intercreditor Agreement (as defined in the Final Facilities Agreement), and in any event prior to the Closing, the Lender shall duly execute and deliver its counterpart to the SBLC Intercreditor Agreement in the form attached hereto as Annex A (the “SBLC Intercreditor Agreement”) to the Borrower and the Agent (as defined in the Final Facilities Agreement) on behalf of the Finance Parties (as defined in the Final Facilities Agreement).

4.                                      Amendments to SBLC Facility Agreement. In connection with the Transaction, the Borrower and the Lender hereby agree that as of Closing, without any further action required by any party, the SBLC Facility Agreement will be deemed amended so that:

(a)                                 Transaction. The Transaction and the Financial Indebtedness contemplated by the Finance Documents (as defined in the Final Facilities Agreement) shall be expressly permitted under the SBLC Facility Agreement, provided that the total Financial Indebtedness (as defined in the SBLC Facility Agreement) incurred by the Bidder as of the Closing to finance the Transaction does not exceed US$1,525,000,000, exclusive of fees, disbursements and other expenses payable to the lenders or its advisors in connection with the Transaction.

(b)                                 Definitions. The following changes are made to defined terms in the SBLC Facility Agreement:

(i)                                     Where necessary, associated definitions from the Form Facilities Agreement, as finalized in the Final Acquisition Facility Agreement shall be included, subject to any necessary changes, in the Amended SBLC Facility Agreement. Where applicable in relation to the New SBLC Loans, references to certain terms under the Form Facilities Agreement, as finalized in the Final Facilities Agreement shall be deemed to be references to terms under the SBLC Facility Agreement, including as follows:

Defined Term in Form Facilities Agreement	Defined Term in SBLC Facility Agreement
Agent	Lender
Agreement	Agreement (as defined in the SBLC Facility Agreement)
Arranger	Lender
Majority Lender

If the Lender has exercised its assignment rights pursuant to Clause 18.2 of the SBLC Facility Agreement, any provisions requiring the consent or instruction of the “Majority Lenders” (as defined in the Final Facilities Agreement) that are incorporated in the SBLC Facility Agreement pursuant to this Clause 4, shall be deemed to be a requirement for the consent or instruction of the Majority Lenders under the SBLC Facility Agreement

Obligor or Original Obligor	Borrower
Transaction Document	Finance Document
Security Agent	Lender
Transaction Security Documents	Security Documents

(c)                                  Representations and Warranties. The following changes are made, or new representations and warranties are added as follows:

(i)                                     Clause 11 (Representations and Warranties) of the SBLC Facility Agreement is deleted in its entirety and replaced with the representations and warranties contained in the following clauses of the Form Facilities Agreement as finalized in the Final Facilities Agreement after reflecting the additional changes noted in the right-hand column of the table below (if any), conforming changes to the definitions in accordance with Section 4(b) hereof, and any other necessary conforming changes:

Clauses of Form Facilities Agreement	Additional Changes
20.1(a) (General)	None
20.2 (Status)	None
20.3 (Binding Obligations)	None
20.4(a) (Non-conflict with other obligations)	The words “pursuant to the Agreed Security Principles (if applicable)” shall be deleted
20.5 (Power and authority)	None
20.6 (Validity and admissibility in evidence)	None
20.7 (Governing law and enforcement)	None
20.8 (Insolvency)	None
20.9 (No filing or stamp taxes)	None
20.10 (Deduction of Tax)	None
20.11 (No default)	The words “on the Utilisation Date,” shall be deleted.
20.13(d) (Original Financial Statements)	None
20.14 (No proceedings pending or threatened)	The words “Holdco, Parentco or” shall be deleted
20.15 (No breach of laws)	None
20.16 (Taxation)	None
20.17 (Anti-corruption law)	None
20.18 (Anti-terrorism law)	None
20.19 (Security and Financial Indebtedness)	None
20.20 (Ranking)	The words “Except pursuant to the SBLC Intercreditor Agreement,” shall be inserted at the beginning of the equivalent of such clause.
20.21 (Good title to assets)	None
20.22(a) (Legal and Beneficial Ownership)	None
20.24 (Intellectual Property)	The words “and as contemplated in the Base Case Model.” shall be deleted.
20.26 (Accounting Reference Date)	None
20.28 (Pensions)	None
20.30 (Federal Reserve regulations)	None
20.31 (Compliance with SAFE Rules)	None
20.36(a), (b) and (g) (Times when representations made)	The words “subject to paragraph (d)” and “by each Obligor on the date of this Agreement and” shall be deleted in the

Clauses of Form Facilities Agreement	Additional Changes

equivalent of clause 20.36(a) of the Form Facilities Agreement.

The term “Repeating Representations” shall mean such representations above that are included in the definition of “Repeating Representations” in the Final Facilities Agreement.

(ii)                                  A new representation is added as follows:

“All written information provided to the Lender by or on behalf of the Borrower in connection with the Facility is true and correct in all material respects and all forecasts and projections contained therein were arrived at after due and careful consideration on the part of the Borrower and were, in its considered opinion, fair and reasonable when made; the Borrower is not aware of any fact which has not been disclosed in writing to the Lender which might have a material effect on any such information, forecasts or projections or which might affect the willingness of the Lender to lend upon the terms of this Agreement.”

(iii)                               A new representation is added as follows:

“The Borrower is generally subject to civil and commercial law and to legal proceedings and neither the Borrower nor any of its assets or revenues is entitled to any sovereign immunity or privilege from any set-off, judgment, execution, attachment or other legal process.”

(iv)                              A new representation is added as follows:

“As of the Closing Date, the Bidder has not incurred in excess of US$1,525,000,000 in Financial Indebtedness (as defined in the SBLC Facility Agreement) to finance the Transaction (as defined in the Final Facilities Agreement), exclusive of fees, disbursements and other expenses payable to the lenders or its advisors in connection with the Transaction (as defined in the Final Facilities Agreement).”

(v)                                 No amended representation as referred to above shall be construed to be made as of any time prior to the Closing.

(d)                                 Undertakings. The following changes are made, or new undertakings are added as follows:

(i)                                     Clause 12.1(j) (Use of proceeds), clause 12.1(n) (SBLCs) and clause 12.1(o) (SBLC amount) of the SBLC Facility Agreement (or provisions having the equivalent effect) shall continue in full force and effect and shall be included in the Amended SBLC Facility Agreement (as defined below);

(ii)                                  Except as set forth in Section 4(d)(i) above, clause 12 (Undertakings) of the SBLC Facility Agreement is hereby deleted in its entirety and replaced with the undertakings contained in the following sections of the Form Facilities Agreement as finalized in the Final Facilities Agreement after reflecting the additional changes noted in the right-hand column of the table below (if any), conforming changes to the definitions in accordance with Section 4(b) hereof, and any other necessary conforming changes:

Clause of Form Facilities Agreement	Additional Changes
I. Information Undertakings
21.1(a)(i), (a)(ii), (b)(i), (b)(ii) (Financial Statements)	None
21.2(a), (b)(i), (b)(ii), (b)(vi), (b)(vii) and (c) (Provision and contents of Compliance Certificate)	None
21.3(a)(i), (a)(ii), (b)(i), (b)(iii), (d) (Requirements as to financial statements)

For avoidance of doubt, the last paragraph of of clause 21.3(a) of the Form Facilities Agreement shall be included in the SBLC Facility Agreement.

The equivalent of clause 21.3(b)(iii) shall be amended by the deletion of the words “For the purposes hereof, the “Base Reference Financial Statements “ and replaced with the words “For the purposes hereof, the “Base Reference Financial Statements” shall mean the “Base Reference Financial Statements” as defined under the Final Facilities Agreement from time to time.”

21.6 (Year-end)	None
21.7(a), (b), (c), (e), (f) and (g) (Information: miscellaneous)	None
21.8 (Notification of Default)	None
21.9 (“Know your customer” checks)	But only with respect to the Borrower (and not any Additional Guarantor)
II.Financial Covenants
22.1 (Financial definitions)

Definitions applicable solely to the financial covenants in Section 22.2(a) (Cashflow Cover) and 22.2(d) (Capital Expenditure) shall be deleted in the equivalent of clause 22.1 of the Form Facilities Agreement.

22.2(b) (Interest Cover)

In each case only as it relates to the “Interest Cover” and “Leverage” test(s) under the Final Facilities Agreement (and not Capital Expenditure or Cashflow Cover), and provided that the Interest Cover and Leverage ratios set forth in the equivalent of Sections 22.2(b) and 22.2(c) of the Form Facilities Agreement

22.2(c) (Leverage)

22.3 (Financial Testing)
shall be deleted and replaced with the ratios set forth in Annex B
22.4 (Pro forma adjustment)	attached hereto under the column heading “SBLC Financing”.
shall be deleted and replaced with the ratios set forth in Annex B
22.5 (Equity cure)	attached hereto under the column heading “SBLC Financing”.

Clause of Form Facilities Agreement	Additional Changes
III.General Undertakings
23.1 (Authorisations)	None
23.2 (Compliance with laws)	None
23.4 (Taxation)	None
23.5 (Merger)	The words “No Obligor shall (and the Borrower shall ensure that no other member of the Group will)” shall be amended and replaced with the words “The Borrower shall not”
23.6 (Change of business)	None
23.7 (Acquisitions)

The equivalent of clause 23.7 shall be amended such that any restrictions imposed on the Borrower thereunder shall not apply following the repayment of all loans incurred under the Facilities Agreement.

23.8 (Joint ventures)

The equivalent of clause 23.8 shall be amended such that any restrictions imposed on the Borrower thereunder shall not apply following the repayment of all loans incurred under the Facilities Agreement.

23.11 (Preservation of assets)	None
23.12 (Pari passu ranking)	The words “Except pursuant to the SBLC Intercreditor Agreement,” shall be inserted at the beginning of the equivalent of clause 23.12 of the Form Facilities Agreement.
23.14 (Negative pledge)	None
23.15 (Disposals)	None
23.17 (Loans or credit)	None
23.18 (No Guarantees or indemnities)	None
23.21 (Financial Indebtedness)	None

Clause of Form Facilities Agreement	Additional Changes
23.30(a)(iii) (Treasury Transactions)

The equivalent of this clause of the Form Facilities Agreement shall be replaced to provide only that the Borrower shall cause any Onshore Group Member to procure that any Treasury Transactions entered into by such Onshore Group Member (as defined in the Final Facilities Agreement) is in the ordinary course of business (in respect of foreign exchange exposures that arise in the ordinary course of its day-to-day business and not in connection with Financial Indebtedness) and not for speculative purposes.

23.38 (Federal Reserve Regulations)	None
23.39 (Anti-Terrorism Law)	None
23.40 (SAFE Rules and other PRC Authorizations)	None

(iii)                               A new undertaking shall be included to provide that the Borrower undertakes and agrees with the Lender throughout the continuance of the Finance Documents and so long as any sum remains owing thereunder that the Borrower will not, unless the Lender otherwise agrees in writing, (A) purchase or redeem any of its issued shares or reduce its share capital or make a distribution of assets or other capital distribution to its shareholders or make a repayment in respect of any loans or other indebtedness owing to any of its shareholders; or (B) declare or pay any dividend or make any other income distribution to its shareholders, in each of (A) or (B), if any Event of Default or a Potential Event of Default, under the equivalent of Section 24.1 of the Form Facilities Agreement in the SBLC Facility Agreement, has occurred and has not been remedied to the satisfaction of the Lender.

(iv)                              The SBLC Facility Agreement shall be amended to reflect any additional representations and warranties, undertakings, and events of default not relating primarily to the Transaction, that are included in the Final Facilities Agreement but that were not included in the Form Facilities Agreement, as reasonably necessary or desirable in the context of the New SBLC Loans, provided that the Bidder shall have received the consent of the Agent (as defined in the Final Facilities Agreement), and/or Arrangers (as defined in the Final Facilities Agreement), where required.

(e)                                  Mandatory Prepayment. A new mandatory prepayment clause shall be included to provide that upon the occurrence of a Change of Control (as defined in the Final Facilities Agreement), the Loans will be cancelled (and the commitment of the Lender in respect of the Loans shall immediately be reduced to zero) and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable, and the Borrower shall immediately repay each Loan together with accrued interest, and all other amounts accrued under the Finance Documents.

(f)                                   Events of Default.

(i)                                     Clause 13.1(o) (SBLCs) of the SBLC Facility Agreement (or a provision having the equivalent effect) shall continue in full force and effect and shall be included in the Amended SBLC Facility Agreement (as defined below).

(ii)                                  Except as set forth in Section 4(f)(i) above, clause 13.1 (Events of Default) of the SBLC Facility Agreement shall be deleted in its entirety and replaced with the events of default contained in the following clauses of the Form Facilities Agreement as finalized in the Final Facilities Agreement after reflecting the additional changes noted in the right-hand column of the table below (if any), conforming changes to the definitions in accordance with Section 4(b) hereof, and any other necessary conforming changes:

Clause of Form Facilities Agreement	Additional Changes
24.1 (Non-payment)	None
24.2(a) (Financial covenants and other obligations)	None, but shall cover the financial undertakings agreed above.
24.3 (Other obligations)	None, but undertakings shall be allocated to fall within the grace periods as provided in the Final Facilities Agreement.
24.4 (Misrepresentation)	None
24.5 (Cross default)	None
24.6 (Insolvency)	None
24.7 (Insolvency proceedings)	None
24.8 (Creditors’ process)	None
24.9 (Failure to comply with final judgments)	None

Clause of Form Facilities Agreement	Additional Changes
24.10 (Unlawfulness and invalidity)

The words “, or any person (other than a Secured Party) that is a party to the Intercreditor Agreement, or any Onshore Group Member that is party to any PRC Account Control Agreement, or any Report Addressee that is party to any Report Proceeds Letter,” shall be deleted in the equivalent of clause 24.10(a)

The words “ or of any person (other than a Secured Party) under the Intercreditor Agreement or of any Onshore Group Member under any PRC Account Control Agreement or of any Report Addressee under any Report Proceeds Letter,” shall be deleted in the equivalent of clause 24.10(b)

The words “, any party to the Intercreditor Agreement (other than a Secured Party) or any Onshore Group Member party to any PRC Account Control Agreement or any Report Addressee party to any Report Proceeds Letter” shall be deleted in the equivalent of clause 24.10(c).

24.12 (Cessation of business)	None
24.14 (Audit qualification)	None
24.15 (Expropriation)	None
24.16 (Repudiation and rescission of agreements)	None
24.17 (Litigation)	None
24.18 (Material adverse change)	None
24.20 (Clean Up Period)	None

(iii)                               Acceleration. Clause 13.2 of the SBLC Facility Agreement shall be deleted in its entirety and replaced with the following:

“Declarations. If an Event of Default has occurred and is continuing the Lender may, by written notice to the Borrower:

(a)                                 declare all Loans, accrued interest and all other sums payable hereunder to be, whereupon they shall become, immediately due and payable without further demand, notice or other legality formality of any kind; and/or

(b)                                 declare the Facility terminated whereupon the obligation of the Lender to make Loans hereunder shall immediately cease.”

(g)                                  Market Disruption. Clause 6.3(b)(ii) of the SBLC Facility Agreement shall be deleted in its entirety.

(h)                                 Assignment. Clause 18.2 of the SBLC Facility Agreement shall be amended to provide that (i) Lender may only assign to another person that enters into the SBLC Intercreditor Agreement with the parties thereto and (ii) prior to an Event of Default the Lender may not assign any rights to any person on the Black List, as defined in the Final Acquisition Facilities.

(i)                                     Amendment. Clause 17.4 of the SBLC Facility Agreement shall be deleted in its entirety and replaced with the following:

“Any provision of this Agreement shall be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender (or if the Lender has assigned any of its rights under this Agreement pursuant to Clause 18.2 hereof, signed by the assignee lenders who hold in the aggregate more than 66.66% of the aggregate amount of the Loans under this Agreement (the “Majority Lenders”) and any provision of this Agreement may be waived or amended by the Lender (or the Majority Lenders if the assignment rights under Clause 18.2 hereof have been exercised), except for (i) any amendment that extends the date of payment of any amount under the Finance Documents or (ii) any reduction in any Margin or a reduction in the amount of any payment of principal , interest or fees or (iii) any increase in or extension of any Commitment or (iv) any amendment to this Clause 17.4.”

(j)                                    Miscellaneous. A new Clause shall be inserted as follows:

“After the occurrence of an Insolvency Event in relation to the Borrower, to the extent that any amount is distributed or paid in respect of any SBLC Liabilities to the Security Agent pursuant to the provisions of the SBLC Intercreditor Agreement (the “SBLC Intercreditor Agreement”) entered into between the Borrower, the Lender and the Security Agent for the Acquisition Financing, or any amount is paid by any SBLC Bank to the Security Agent pursuant to the SBLC Intercreditor Agreement on account of any SBLC Liabilities, such SBLC Liabilities shall be considered not to have been discharged by the Borrower and shall remain outstanding from the Borrower under, and for all purposes of, this Agreement except to the extent any such amount has been paid to the Lender for its retention by or on behalf of the Security Agent. Defined terms used in this Clause [ ] shall have the meanings given to them in the SBLC Intercreditor Agreement.”

5.                                      Amendment Documentation. As soon as practicable after the execution of the Final Facilities Agreement, the Bidder shall provide a copy of the Final Facilities Agreement to the Lender and the Borrower and the Lender shall enter into an amended and restated SBLC Facility Agreement (the “Amended SBLC Facility Agreement”), documenting the amendments implemented by Section 4 above and making such other modifications to the provisions of the SBLC Facility Agreement, as reasonably necessary or desirable in the context of the New SBLC Loans, provided that the Bidder shall have received the consent of the Agent (as defined in the Final Facilities Agreement), and/or Arrangers (as defined in the Final Facilities Agreement), where required. Such Amended SBLC Facility Agreement shall be effective simultaneously with and following Closing. The Bidder, the Borrower and the Lender agree to act reasonably and in good faith in connection with the documentation process provided in this Section 5. The reasonable and documented out-of-pocket costs and expenses of the Lender (including, without limitation, legal expenses) in connection with negotiating, preparing and executing this Consent Agreement and documenting the Amended SBLC Facility Agreement shall be borne by the Borrower and shall be paid or reimbursed by the Borrower to the Lender within thirty (30) days of demand therefor, provided that such demand is accompanied by an itemization of such out-of-pocket costs and expenses and copies of relevant invoices of any service provider that include a description of the services performed and the costs therefor.

6.                                      Acknowledgement. The parties further acknowledge and agree that except as amended and supplemented by this Consent Agreement, the SBLC Facility Agreement continues in full force and effect.

7.                                      Miscellaneous. The parties further agree as follows:

(a)                                 Notwithstanding any other provision of this Consent Agreement, if the Final Facilities Agreement is amended following Closing, the Lender shall not be under any obligation as a result of such amendment to agree to any amendments to the Amended SBLC Facility Agreement; and

(b)                                 If Closing does not occur on or prior to the date falling eleven (11) months after the date hereof (the “Expiry Date”), the Lender and the Borrower shall, as of the Expiry Date, no longer be bound by any provisions of this Consent Agreement.

8.                                      Loans. The Lender and the Borrower hereby confirm that two Loans each of US$100,000,000 have been made under the SBLC Facility Agreement prior to the date of this Consent Agreement

9.                                      Successors and Assigns. This Consent Agreement shall be binding upon the Borrower and the Lender and their respective successors and permitted assigns.

10.                               Bidder’s Rights. This Consent Agreement is made by the Borrower and the Lender in favour of each other as well as the Bidder such that the Bidder shall also have all rights and standing to enforce any obligations of the Borrower and the Lender hereunder.

11.                               Severability. The provisions of this Consent Agreement are intended to be severable. If any provision hereof is held to be invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

12.                               Finance Document. The parties agree that this Consent Agreement shall be a Finance Document for the purposes of the SBLC Facility Agreement.

13.                               Governing Law. This Consent Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

14.                               Jurisdiction. The parties hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Consent Agreement may be brought in the courts of Hong Kong and irrevocably submit to the non—exclusive jurisdiction of such courts.

15.                               Waiver, Final Judgment Conclusive. Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Consent Agreement and agrees not to claim that any court thereof is not a convenient or appropriate forum. Each party also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

16.                               Waiver of Immunity. Each party irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set—off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

17.                               Entire Agreement. This Consent Agreement represents the entire agreement of the parties related to the subject matter hereof and supersedes any previous expressions of intent or understandings in respect of the subject matter hereof.

18.                               Counterparts. This Consent Agreement:

(a)                                 may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Consent Agreement; and

(b)                                 unless the parties hereto agree otherwise, the executed signature pages of each party to this Consent Agreement may be collated into and attached to any number of single copies of the Consent Agreement, as if each of them had been executed by all relevant parties in a single copy, and this has the same effect as if such Consent Agreement had been executed in the relevant number of single copies.

[Signature Page Follows]

ANNEX A

SBLC INTERCREDITOR AGREEMENT

ANNEX B

FINANCIAL COVENANT RATIOS

	Leverage (Net offshore debt / LTM EBITDA)				Interest Cover (LTM EBITDA/LTM Interest Expense)
Financial Quarter	Acquisition Financing		SBLC Financing		Acquisition Financing		SBLC Financing
Q4 2013	3.39	x	3.56	x	3.25	x	3.09	x
Q1 2014	3.26	x	3.42	x	3.65	x	3.47	x
Q2 2014	3.08	x	3.23	x	4.20	x	3.99	x
Q3 2014	2.31	x	2.43	x	4.90	x	4.66	x
Q4 2014	2.14	x	2.25	x	5.83	x	5.54	x
Q1 2015	2.03	x	2.13	x	6.40	x	6.08	x
Q2 2015	1.93	x	2.03	x	6.50	x	6.18	x
Q3 2015	1.53	x	1.61	x	6.50	x	6.18	x
Q4 2015	1.43	x	1.50	x	6.50	x	6.18	x
Q1 2016	1.32	x	1.39	x	6.50	x	6.18	x
Q2 2016	1.30	x	1.37	x	6.50	x	6.18	x
Q3 2016	1.20	x	1.26	x	6.50	x	6.18	x
Q4 2016	1.20	x	1.26	x	6.50	x	6.18	x
Q1 2017	1.20	x	1.26	x	6.50	x	6.18	x
Q2 2017	1.20	x	1.26	x	6.50	x	6.18	x
Q3 2017	1.20	x	1.26	x	6.50	x	6.18	x
Q4 2017	1.20	x	1.26	x	6.50	x	6.18	x
Q1 2018	1.20	x	1.26	x	6.50	x	6.18	x
Q2 2018	1.20	x	1.26	x	6.50	x	6.18	x
Q3 2018	1.20	x	1.26	x	6.50	x	6.18	x
Q4 2018	1.20	x	1.26	x	6.50	x	6.18	x

IN WITNESS whereof this Consent Agreement has been executed by the parties hereto on the first date stated above

THE BORROWER

SIGNED for and on behalf of			)
FOCUS MEDIA HOLDING LIMITED			)
by	/s/ Kit Leong Low	.	)

THE LENDER

SIGNED for and on behalf of			)
DBS BANK LTD., HONG KONG			)
BRANCH by	/s/ Benjamin Wong	.	)

THE BIDDER

SIGNED for and on behalf of			)
GIOVANNA ACQUISITION			)
LIMITED by	/s/Tom Mayrhofer	.	)

(Signature Page to Deed of Consent)